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                                                                    EXHIBIT 99.2



APACHE / EXXONMOBIL VENTURE

o      PERMIAN

                  o Apache to acquire 28 WTX fields with net production of 8,300 bopd & 10 MMcfpd (Apache estimated proved reserves of 63.3 MMboe)

                  o ExxonMobil to retain price upside on half the oil production thru 2009

o      CANADA

                  o        Apache to farm into approx. 300,000 undeveloped acres

                  o Apache to drill 250 wells over 2 yrs; right to drill additional wells

                  o ExxonMobil to retain 37.5% royalty on approx. 230,000 fee acres & 35% working interest on approx. 60,000 Crown acres

o      GULF COAST

                  o Apache to lease 50% of its rights below existing production to ExxonMobil for 5 years

                           o 260,000 onshore S. Louisiana fee acreage retaining a 20% royalty

                           o 128 offshore blocks in Gulf of Mexico retaining a 3% ORRI

                  o ExxonMobil has right to extend lease for 5 years under certain conditions

o      CASH CONSIDERATION

                  o Apache to pay $385 MM to ExxonMobil; April 1 effective date